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                                                                   EXHIBIT 10.23


                             EMPLOYMENT AGREEMENT


     This Agreement is effective as of August 14, 1997 and is between Douglas L. Foshee ("Foshee") and Nuevo Energy Company, a Delaware corporation having its principal place of business at 1313 Lamar, Suite 1650, Houston, Texas 77010 (the "Company").

     WHEREAS, Foshee is being employed as the President and Chief Executive Officer of the Company; and

     WHEREAS, the Company believes it to be to its advantage to insure that Foshee continues to render services as hereinafter provided for the Company;

     NOW THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

     1. Employment and Term. The Company hereby employs Foshee and Foshee hereby agrees to serve as the President and Chief Executive Officer of the Company. The term of this Employment Agreement shall be effective as of the date first above written and shall terminate two (2) years from the date hereof, unless earlier terminated as hereinafter provided. After the initial term of Foshee's employment, such employment shall be automatically extended for successive one-year periods, unless earlier terminated as hereinafter provided or upon ninety (90) days' advance notice by the Board of Directors to Foshee of its intention to not renew. For each such extension, the terms of employment shall be subject to approval by the Compensation Committee of the Board of Directors and agreed to by Foshee. If agreement cannot be reached, or in the event that the Company decides not to renew this Employment Agreement at any time, the Company agrees to pay Foshee in accordance with the provisions of
Section 4.B.

     2. Position and Responsibilities. Foshee shall serve as President and Chief Executive Officer of the Company. Foshee shall have the authority, power and duty to manage the business and affairs of the Company (subject to the provisions of applicable corporate law) and, without limitation, shall have such other obligations duties, authority and power to do all acts and things as are customarily done by a person holding the same or equivalent position or performing duties similar to those to be performed by Foshee in corporations of similar size to the Company and shall perform such managerial duties and responsibilities for the Company as may be assigned to him by the Board of Directors of the Company and, at no additional remuneration, shall serve in such other comparable positions with Affiliates and Associates of the Company as the Board of Directors of the Corporation may from time to time determine. Foshee shall be based at the Company's principal executive offices located in Houston, Texas.
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     3.  Compensation.

     A. In consideration of the services to be rendered by Foshee to the Company, the Company will pay Foshee a salary of $375,000.00 per annum for the year beginning August 14, 1997 and the year ending August 14, 1999. Such salary shall be payable in conformity with the Company's prevailing practice for executives' compensation as such practice shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. The Company also hereby agrees to pay Foshee an initial bonus in the amount of $187,500.00 to secure the execution of this Agreement by Foshee.

     B. All subsequent cash bonuses shall be based on performance and be at the sole discretion of the Board's Compensation Committee.

     C. The Company agrees to reimburse Foshee for the reasonable expenses incurred by him in obtaining and maintaining a membership in the Houston Center Club, the Petroleum Club, and the Young Presidents Organization (the "YPO").

     D. The Compensation Committee of the Board of Directors shall consider the grant of options to Foshee based upon his performance. The exercise price for such option shall be the fair market value of the Company's Common Stock as of the date of such option grant. The shares subject to such option will vest six
(6) months after the grant date. As of the date of this Agreement, the Compensation Committee hereby grants to Foshee a total of 300,000 options to purchase shares of the Company, in accordance with the terms of the Option Grant attached to this Agreement. An additional 100,000 stock options will be granted to Foshee on August 14, 1998 at a strike price equal to the closing price of the Company's stock on that date. Stock splits of the Company's stock, if any, will be proportionately reflected in the August 14, 1998 grant of options.

     E. Foshee shall be entitled to participate in and to receive all rights and benefits under any life insurance, disability, medical and dental, health and accident and profit sharing or deferred compensation plans and such other plan or plans as may be implemented by the Company during the term of this Agreement. Foshee shall also be entitled to participate in and to receive all rights and benefits under any plan or program adopted by the Company for any other or group of other senior employees of the Company, including without limitation, the rights and benefits under the directors' and officers' liability insurance currently in place under the Company's insurance program for the directors and officers of the Company.

     4. Termination. The Company shall be entitled to terminate this Agreement and Foshee's employment with the Company subject to Section 4.B at any time and for whatever reason; or at any time for just cause by written notice to Foshee. Termination of Foshee's employment by the Company shall constitute a termination "for just cause" if

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such termination is for one or more of the following reasons: (i) the willful failure or refusal of Foshee to render services to the Company in accordance with his obligations under this Employment Agreement; such failure or refusal to be uncured and continuing for a period of not less than fifteen (15) days after notice outlining the situation is given by the Company to Foshee; (ii) the commission by Foshee of an act of fraud or embezzlement against the Company or the commission by Foshee or any other action with the intent to injure the Company or (iii) Foshee having been convicted of a felony. In such event, Foshee shall be entitled to no severance or other termination benefits.

     A. Foshee shall be entitled to terminate this Agreement and his employment with the Company within, but not after six (6) months following any of the following events (a "Terminating Event" or, collectively, the "Terminating Events"); (i) Foshee is assigned any responsibilities or duties materially inconsistent with his position, duties, responsibilities and status with the Company as in effect at the date of this Agreement or as may be assigned to Foshee pursuant to Section 2 hereof, or his title or offices as in effect at the date of this Agreement or as Foshee may be appointed or elected to in accordance with Section 2 are materially changed; (ii) the Company enters into an amalgamation, plan of arrangement, consolidation, merger or other form of reorganization; (iii) the Company sells all or substantially all of the assets of the Company (other than to a wholly-owned subsidiary of the Company); (iv) there is a Change of Control of the Company. ["Change of Control" means or shall be deemed to have occurred if and when: (a) the acquisition, by whatever means (including without limitation, amalgamation, consolidation, liquidation, arrangement or merger), by a person (or two or more persons who in such acquisition have acted jointly or in concert or intend to exercise jointly or in concert any voting rights attaching to the securities acquired), directly or indirectly, of the beneficial ownership of such number of voting securities or rights to voting securities of the Company, which together with such person's then owned voting securities and rights to voting securities, if any, represent (assuming the full exercise of such rights to voting securities) more than 20% of the combined voting power of the Company's then outstanding voting securities, together with the voting securities that would be outstanding on the full exercise of the rights to voting securities acquired and such person's previously owned rights to voting securities; or (b) individuals who were members of the board of directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for or on an item of business relating to the election of directors shall not constitute a majority of the board of directors following such election.]; (v) there is a reduction in the salary payable to Foshee pursuant to Section 3.A. hereof; (vi) any failure by the Company to continue to provide to Foshee any benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership or purchase plan, stock option plan, life insurance, disability plan, pension plan or retirement plan in which Foshee was entitled to participate in as at the date of this Agreement, or the taking by the Company of any action adversely affecting Foshee's participation in or materially reducing his rights or benefits under or pursuant to any such plan or the failure by the Company to increase or improve such rights or benefits on a basis consistent with practices in effect prior to the date of the Agreement or with practices implemented and subsequent to the date of this Agreement with respect to

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the senior executives of the Company generally, whichever is more favorable to
Foshee; (vii) the Company requires Foshee to relocate to any city or community other than the City of Houston, except for required travel on the Company's business to an extent substantially consistent with Foshee's business obligations under this Agreement; or (viii) there is any material breach by the Company of any provision of this Agreement.

     B. Subject to Section 4.E. the termination by the Company of this Agreement and Foshee's employment with Company, other than for just cause, shall entitle Foshee to receive, within thirty (30) days after the date of termination, a sum equal to two (2) times the aggregate of: (i) Foshee's salary for the twelve (12) months immediately preceding the termination, less any applicable withholdings or deductions required by law; and (ii) any bonus paid to Foshee in such period.

     C. Subject to Section 4.E. the termination by Foshee of this Agreement and Foshee's employment for any of the reasons specified in Section 4.A. shall entitle Foshee to receive, within thirty (30) days after the date of termination, a sum equal to two (2) times the aggregate of: (i) Foshee's salary for the twelve (12) months immediately preceding the termination, less any withholdings or deductions required by law; and (ii) any bonus paid to Foshee in such period.

     D. The parties agree that, because there can be no exact measure of the damages which would occur to Foshee as a result of termination of employment, such payments contemplated in Sections 4.B. and 4.C. shall be deemed to constitute liquidated damages and not a penalty and the Company agreed that Foshee shall not be required to mitigate his damages.

     E. In addition to payments required to be made pursuant to Sections 4.B. or 4.C, upon termination of this Agreement by the Company pursuant to Section 4 or by Foshee pursuant to Section 4.A., the salary otherwise payable to and earned by Foshee to the date of termination shall be prorated to the date of termination and shall become due and payable within thirty (30) days after the date of termination and all other forms of compensation payable to Foshee pursuant to Article 3 shall, except as expressly provided herein or in any Schedule hereto, terminate on the date of the termination; provided that as expeditiously as possible after the termination the Company shall pay or reimburse Foshee for all reasonable business expenses incurred prior to the termination. Notwithstanding the foregoing, Foshee shall have a period of one
(1) year from the date of termination to exercise any stock options held by him, and the Company shall continue to provide Foshee with the medical, dental and health benefits (but not life or disability insurance) set forth in Section 3.E. for a period of eighteen (18) months from the date of termination.

     F. Notwithstanding anything to the contrary herein, Foshee shall be entitled to terminate this Agreement and his employment with the Company at his pleasure upon sixty days (60) written notice to such effect. In such event, Foshee shall not be entitled to any further compensation. The Company acknowledges and agrees that

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the Company shall have no remedy against Foshee, in law or otherwise, upon the termination of this Agreement and Foshee's employment with the Company in accordance with this Section 4.F.

     G. Notwithstanding the termination of this Agreement under Section 4, the provisions of Sections 4.E., 10 and 11, and all other provisions hereof which by their terms are to be performed following the termination hereof shall survive such termination and be continuing obligations.

     5. Ownership Interest in Torch Energy. Foshee agrees to divest himself of all legal and equitable interest in Torch Energy Advisors Incorporated ("Torch Energy"), whether such interests are common stock, options to acquire common stock, or rights to receive payments from Torch Energy.

     6. Consent and Waiver by Third Parties. Foshee hereby represents and warrants that he has obtained all necessary waivers and/or consents from third parties as to enable him to accept employment with the Company on the terms and conditions set forth herein and to execute and perform this Employment Agreement without being in conflict with any other agreement, obligations or understanding with any such third party.

     7. Waivers and Modifications. This Employment Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 6. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Compensation Committee of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Employment Agreement.
This Employment Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     8. Governing Law. This Employment Agreement shall be construed in accordance with the laws of the State of Texas.

     9.  Severability.    In case of one or more of the provisions contained in
this Employment Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Employment Agreement, but this Employment Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     10. The Company agrees in indemnify and save Foshee harmless from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or

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administrative action or proceeding to which Foshee is made a party by reason of having been a director or officer of the Company if: (i) Foshee acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, Foshee had reasonable grounds for believing that his conduct was lawful.

     11. The Company agrees to indemnify and save Foshee harmless from and against all costs, charges and expenses reasonably incurred by him in respect of an action by or on behalf of the Company to procure a judgment in the Company's favor to which Foshee is made a party by reason of having been a director or officer of the Company if: (i) Foshee acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Foshee had reasonable grounds for believing that his conduct was lawful.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement under seal as of the date and year first above written.


                                       NUEVO ENERGY COMPANY



                                       By:
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                                              Gary R. Petersen
                                       Title: Chairman, Compensation Committee



                                       ----------------------------------------
                                       Douglas L. Foshee

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